Exhibit 99.2

KBS SOR (BVI) Holdings LTD

Presentation of separate financial data annexed
to the consolidated financial statements related to the Company

As of June 30, 2018 (UNAUDITED)

U.S. DOLLARS IN THOUSANDS

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Special Report in accordance with Regulation 38d

Financial Information and Financial Data from the

Consolidated Financial Statements Attributable to the Company

Below is separate financial information and financial data attributable to the Company from the Company's consolidated financial statements as of June 30, 2018, published as part of the periodic reports ("consolidated financial statements"), presented in accordance with Regulation 38d to the Israeli Securities Regulations (Periodic and Immediate Reports), 1970.

KBS SOR (BVI) HOLDINGS, LTD.

STATEMENTS OF FINANCIAL POSITION

USD in thousands

	March 31,		December 31,
	2018	2017	2017
	Unaudited		Audited
	U.S. dollars in thousands
ASSETS
Non-current assets
Investments in investees	$936,901	$1,102,346	$1,052,679
Restricted cash	5,952	6,240	6,255

	942,853	1,108,586	1,058,934

Current assets
Cash and cash equivalents	706	625	826
Derivative financial instruments	—	15,052	4,243

	706	15,677	5,069

Total assets	$943,559	$1,124,263	$1,064,003

EQUITY	$679,867	$849,472	$787,529

Non-current liabilities
Debentures, net	206,707	270,705	272,316

Current liabilities
Debentures, net	53,057	—	—
Accounts payable and accrued liabilities	3,928	4,086	4,158

	56,985	4,086	4,158

Total liabilities	263,692	274,791	276,474

Total equity and liabilities	$943,559	$1,124,263	$1,064,003

August 9, 2018	/s/ Jeffrey Waldvogel	/s/ Peter McMillan III	/s/ Keith David Hall
Date of approval of	Waldvogel, Jeffrey	McMillan III, Peter	Hall, Keith David
financial statements	Chief Financial Officer	Chairman of Board of Directors	Chief Executive Officer

The accompanying notes are an integral part of this financial position.

KBS SOR (BVI) HOLDINGS, LTD.

STATEMENTS OF OPERATIONS

USD in thousands

	Six months ended		Three months ended		Year ended
	June 30,		June 30,		December 31,
	2018	2017	2018	2017	2017
	Unaudited				Audited
	U.S. dollars in thousands

Share of (loss) profit from investees, net	$9,193	$20,818	$20,687	$5,403	$89,342
Asset management fees to affiliate	(4,043)	(5,603)	(2,218)	(2,855)	(10,686)
General and administrative expenses	(598)	(617)	(252)	(229)	(1,708)

Operating income	4,552	14,598	18,217	2,319	76,948

Finance expense	(6,828)	(6,541)	(3,370)	(3,334)	(13,333)
Foreign currency transaction adjustments, net	9,114	(7,097)	10,111	(2,426)	(15,298)

Net income (loss)	$6,838	$960	$24,958	$(3,441)	$48,317

The accompanying notes are an integral part of this financial position.

KBS SOR (BVI) HOLDINGS, LTD.

STATEMENTS OF COMPREHENSIVE INCOME

USD in thousands

	Six months ended		Three months ended		Year ended
	June 30,		June 30,		December 31,
	2018	2017	2018	2017	2017
	Unaudited				Audited
	U.S. dollars in thousands

Net income (loss)	$6,838	$960	$24,958	$(3,441)	$48,317

Total comprehensive income (loss)	$6,838	$960	$24,958	$(3,441)	$48,317

The accompanying notes are an integral part of this financial position.

KBS SOR (BVI) HOLDINGS, LTD.

STATEMENTS OF CASH FLOW

USD in thousands

	Six months ended June 30,		Three months ended June 30,		For the year ended December 31,
	2018	2017	2018	2017	2017
	Unaudited				Audited
	U.S. dollars in thousands

Cash flows from operating activities
Net income (loss) for the period	$6,838	$960	$24,958	$(3,441)	$48,317

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Share of profit from investees	(9,193)	(20,818)	(20,687)	(5,403)	(89,342)
Finance expense	6,828	6,541	3,370	3,334	13,333
Distribution from investees, net	18,563	35,597	9,667	17,674	55,418
Foreign currency transaction adjustments, net	(9,114)	7,097	(10,111)	2,426	15,298
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	(38)	(15)	(3)	(40)	47

Net cash provided by operating activities	13,884	29,362	7,194	14,550	43,071

Cash flows used in investing activities
Investments in investees	(178,206)	(44,158)	(29,911)	(7,514)	(76,105)
Distribution from investees, net	284,614	32,786	133,619	698	163,103
Purchase of derivative financial instrument	—	—	—	—	(3,434)
Proceeds from termination of derivative financial instrument	—	—	—	—	6,557

Net provided by (cash used) in investing activities	106,408	(11,372)	103,708	(6,816)	90,121

Cash flows from financing activities
Interest paid	(5,912)	(5,583)	—	—	(11,284)
Dividend to Owner	(114,500)	(14,200)	(111,000)	(7,500)	(123,500)

Net cash used in financing activities	(120,412)	(19,783)	(111,000)	(7,500)	(134,784)

Effect of exchange rate changes on cash and cash equivalents	—	5	(1)	2	5

(Decrease) Increase in cash	(120)	(1,788)	(99)	236	(1,587)
Cash, beginning of the period	826	2,413	805	389	2,413

Cash, end of the period	$706	$625	$706	$625	$826

The accompanying notes are an integral part of this financial position.

KBS SOR (BVI) HOLDINGS, LTD.
NOTES TO FINANCIAL STATEMENTS

USD in thousands

NOTE 1:	BASIS OF PREPERATION

Separate financial information is prepared in a condensed format as of June 30, 2018 and for the six and three months then ended, in accordance with Regulation 38D of the Securities Regulations (Periodic and Immediate Reports), 1970.

Please refer to the separate financial information in this regard to the financial information on the annual financial statements of the Company as of December 31, 2017 and for the year then ended, and the information accompanying notes (hereinafter - the annual consolidated financial statements).

As of June 30, 2018, the Company had a working capital shortfall amounting to $56.3 million, primarily attributed to the debentures principal payment maturing in the year following the date of the statement of financial position. The Company intends to make the debentures principal payment from distribution from investees. Accordingly, the Company does not view the working capital shortfall as a liquidity problem.

NOTE 2:	SIGNIFICANT EVENTS DURING THE REPORTING PERIOD

Dividend approval:

In March, May and June 2018, the Company declared distributions of dividend in the aggregated amount of $114.5 million to the Owner.

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